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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K



                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): August 21, 2001
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                        Advanced Energy Industries, Inc.
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             (Exact Name of Registrant as Specified in its Charter)




          Delaware                    000-26966            84-0846841
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(State or Other Jurisdiction)        (Commission         (IRS Employer
      of Incorporation               File Number)      Identification No.)



1625 Sharp Point Drive, Fort Collins, Colorado              80525
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(Address of Principal Executive Offices)                 (Zip Code)


Registrant's telephone number, including area code: (970) 221-4670
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                                 Not applicable
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          (Former Name or Former Address, if Changed Since Last Report)





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Item 5.  Other Events.

                  On August 21, 2001, Advanced Energy Industries Inc., a Delaware corporation (the "Company"), announced its intention to issue and sell $100 million of convertible subordinated notes due 2006 ($125 million if the initial purchaser exercises in full its option to purchase additional notes) to qualified institutional buyers in a private placement. A copy of the press release is attached as Exhibit 99.1.

                  On August 22, 2001, the Company announced that it completed the pricing of $100 million aggregate principal amount of its 5.00% Convertible Subordinated Notes due September 1, 2006 (the "Notes") in a private offering. A copy of the press release is attached as Exhibit 99.2. On August 23, 2001, the initial purchaser exercised in full its option to purchase $25,000,000 aggregate principal amount of additional notes.

                  The closing of the offering took place on August 27, 2001, resulting in net proceeds of approximately $120.8 million. The Company intends to use the net proceeds of the offering primarily to fund potential acquisition opportunities and for general corporate purposes. Although the Company actively seeks acquisition opportunities and frequently engages in strategic discussions with other companies, no agreement or understanding with respect to any future acquisition or strategic relationship has been reached.

                  The following description is only a summary of the material provisions of the Notes, the Indenture, dated as of August 27, 2001 (the "Indenture"), between the Company and State Street Bank and Trust Company of California, N.A., as trustee, and the Registration Rights Agreement, dated as of August 22, 2001 (the "Registration Rights Agreement"), between the Company and Goldman, Sachs & Co., the initial purchaser of the Notes. You should read the full text of these agreements, which have been filed with the Securities and Exchange Commission as exhibits to this Current Report on Form 8-K.

                  Maturity Date. The Notes are due on September 1, 2006.

                  Interest. The Notes bear interest at a rate of 5.00% per annum. The Company will pay interest on the Notes




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on March 1 and September 1 of each year, beginning March 1, 2002.

                  Conversion Rights. Holders of Notes may convert the Notes into shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), at any time before their maturity unless the notes have been previously redeemed or repurchased. The conversion rate is 33.5289 shares of Common Stock per each $1,000 principal amount of Notes, subject to adjustment in certain circumstances. The conversion rate is equivalent to a conversion price of approximately $29.83 per share.

                  Subordination. The Notes are subordinated in right of payment to all of the Company's "senior debt" as defined in the Indenture and effectively subordinated to all indebtedness and all liabilities of the Company's subsidiaries. As of June 30, 2001, the Company had no outstanding senior debt as defined in the Indenture, and the aggregate amount of indebtedness and other liabilities of the Company's subsidiaries was approximately $13.7 million (excluding intercompany liabilities).

                  Optional Redemption by the Company. Prior to September 4, 2004, the Company may redeem any portion of the Notes that have not been previously converted at a redemption price equal to 100% of the principal amount of the Notes to be redeemed per Note plus accrued and unpaid interest to the redemption date, if the closing price of the Common Stock has exceeded 150% of the conversion price then in effect for at least 20 trading days in any consecutive 30-day trading period ending on the trading day prior to the mailing of the notice of redemption. If the Company redeems the Notes under these circumstances, the Company will make an additional "make whole" payment on the Notes called for redemption equal to $150.56 per $1,000 principal amount of Notes, less the amount of any interest paid or accrued and unpaid on the Notes prior to the redemption date. The Company may make these "make whole" payments, at its option, either in cash or in Common Stock or a combination of cash and Common Stock. Payments made in Common Stock will be valued at 95% of the average of the closing sale prices of the Common Stock for the five consecutive trading days ending on the day prior to the redemption date.



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                  On or after September 4, 2004, the Company may redeem the
Notes in whole or in part, at the prices set forth in the offering circular.

                  No sinking fund is provided for the Notes, which means that the Indenture does not require the Company to redeem or retire the Notes periodically.

                  Repurchase at Option of Holders Upon a Change in Control. If a "change in control" as defined in the Indenture occurs, Holders will have the right to require the Company to repurchase all of their Notes not previously called for redemption at a price of 100% of the principal amount of the Notes to be repurchased, together with interest accrued but unpaid to, but excluding, the repurchase date.

                  At the Company's option, instead of paying the repurchase price in cash, the Company may pay the repurchase price in Common Stock valued at 95% of the average of the closing prices of the Common Stock for the five trading days immediately preceding and including the third trading day prior to the repurchase date. The Company may only pay the repurchase price in Common Stock if it satisfies conditions provided in the Indenture.

                  Registration Rights. The Company has agreed to (i) file with the Securities and Exchange Commission within 90 days after the original issuance of the Notes; and (ii) use its reasonable efforts to cause to become effective within 180 days after the original issuance of the Notes, a shelf registration statement with respect to the resale of the Notes and the Common Stock issuable upon conversion of the Notes. The Company will be required to pay holders additional interest if it fails to register the Notes and the Common Stock issuable upon conversion of the Notes within, and during, specified time periods.




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Item 7. Financial Statements, Pro Forma Financial
        Information and Exhibits.

Exhibit
Number    Description

 4.1 Indenture, dated as of August 27, 2001, between the Company and State Street Bank and Trust Company of California, N.A., as Trustee

 4.2 Registration Rights Agreement, dated as of August 22, 2001, between the Company and Goldman, Sachs & Co.

 99.1     Press Release dated as of August 21, 2001.

 99.2     Press Release dated as of August 22, 2001.




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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                   ADVANCED ENERGY INDUSTRIES, INC.





                                   By:/s/ Douglas Schatz
                                      -------------------------
                                            Name: Douglas Schatz
                                            Title: Chairman, Chief
                                            Executive Officer and
                                            President

Date: September 7, 2001




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                                  EXHIBIT INDEX




        EXHIBIT
        NUMBER                           DESCRIPTION
        -------                          -----------

         4.1 Indenture, dated as of August 27, 2001, between the Company and State Street Bank and Trust Company of California, N.A., as Trustee

         4.2 Registration Rights Agreement, dated as of August 22, 2001, between the Company and Goldman, Sachs & Co.

         99.1     Press Release dated as of August 21, 2001.

         99.2     Press Release dated as of August 22, 2001.




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